Upwork Initiates Chief Financial Officer Transition Plan
Current CFO Jeff McCombs to remain at Upwork through December 31, 2022;
Company reaffirms third quarter 2022 guidance

SAN FRANCISCO, September 22, 2022 (GLOBE NEWSWIRE) -- Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume, today announced that it has initiated a search for a new Chief Financial Officer. Current CFO Jeff McCombs will remain with the Company through the end of the calendar year to support the transition plan. The Company and its Board of Directors will work with an external search firm to identify its next CFO.

“I want to share my profound gratitude to Jeff for his many substantial contributions to Upwork,” said Hayden Brown, President and Chief Executive Officer of Upwork. “Jeff’s deep experience and finance expertise has helped put Upwork in a position of strength for its next chapter, and it has been a pleasure to work alongside him. Jeff and I both agree that now is the right time for a transition, as Upwork continues innovating, evangelizing, and scaling the world’s work marketplace. I look forward to having Jeff’s ongoing support in this transition period and appreciate his dedication to the Company.”

“It has been a privilege to work alongside Hayden, the Board, and the entire, talented Upwork team,” said McCombs. “I look forward to continuing to lead as CFO during this transition, and remain confident Upwork will continue to scale the world’s work marketplace, grow revenue, and thrive well into the future.”

Elizabeth Nelson, member of the Board of Directors and Chairperson of the Audit Committee, continued, “On behalf of the Board of Directors, we’d like to thank Jeff for his many contributions as CFO, and we are grateful for his ongoing service to Upwork to ensure a smooth transition. Under Hayden’s leadership and with a strong bench of talent in place, Upwork is well positioned to continue driving the business forward.”

Based on current projections, Upwork is reaffirming the following third-quarter 2022 guidance previously announced on July 27, 2022:

•Revenue between $156 million and $158 million
•Adjusted EBITDA between $(7) million and $(9) million
•Basic weighted-average shares outstanding between 130 million and 132 million
•Non-GAAP basic and diluted loss per share between $(0.06) and $(0.08)

Upwork looks forward to sharing more information on the Company’s performance at its next quarterly earnings call.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the third quarter of 2022 and the CFO transition plan. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact of the ongoing Russian invasion of Ukraine, our decision to suspend our business operations in Russia and Belarus, and the COVID-19 pandemic on our business and global economic conditions; the impact, severity, and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our ability to attract and retain a community of talent and clients; our limited operating history under our current business strategy and pricing model; our focus on the long term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of talent on our work marketplace; the possibility that the market for talent and the services they offer will develop more slowly than we expect; user circumvention of our work marketplace; our ability to sell to large enterprise and clients with larger, longer-term independent talent needs; the success of our investments in our Enterprise sales organization and our related marketing efforts, and expectations for the ability for Enterprise sales to drive incremental revenue and gross services volume (“GSV”) growth; changes in the amount and mix of services facilitated through our work marketplace from period to period; the success of our investments in brand marketing and the growth of our sales team; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to the impacts of the Russian invasion of Ukraine and our decision to suspend our business operations in Russia and Belarus and the COVID-19 pandemic on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 15, 2022, our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on April 27, 2022, our Quarterly Report on Form 10-Q for the three months ended June 30, 2022, filed with the SEC on July 27, 2022, and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

About Upwork

Upwork is the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume. We serve everyone from one-person startups to over 30% of the Fortune 100 with a powerful, trust-driven platform that enables companies and talent to work together in new ways that unlock their potential. Our talent community earned over $3.3 billion on Upwork in 2021 across more than 10,000 skills in categories including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at upwork.com and join us on LinkedIn, Twitter, Facebook, Instagram, and TikTok.

Contact
Evan Barbosa
Investor Relations
investor@upwork.com

Rachel Durfee
Media Relations
press@upwork.com